Exhibit 10.2

THIRD Amended and Restated REPAYMENT GUARANTY

THIS THIRD Amended and Restated REPAYMENT GUARANTY (“Guaranty”) is made as of January 10, 2017, by PS BUSINESS PARKS, INC., a California corporation (“Guarantor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (“Administrative Agent”) for itself and the “Lenders” from time to time a party to the Credit Agreement referenced below (collectively with any Issuing Bank (as such term is defined in the Credit Agreement), “Lenders”).

This Guaranty amends and restates in its entirety that certain Second Amended and Restated Repayment Guaranty, dated as of April 28, 2014.

R E C I T A L S

A.

Pursuant to the terms of that certain Third Amended and Restated Revolving Credit Agreement, dated as of January 10, 2017, by and between PS BUSINESS PARKS, L.P., a California limited partnership (“Borrower”), Administrative Agent and Lenders (as the same may be amended, modified, supplemented or replaced from time to time, the “Credit Agreement”), Lenders have agreed to loan to Borrower the principal sum of TWO HUNDRED FIFTY MILLION AND NO/100THS DOLLARS ($250,000,000.00) (which amount may be increased to up to FOUR HUNDRED MILLION AND NO/100THS DOLLARS ($400,000,000.00) in accordance with the terms of the Credit Agreement) (the “Loan”) for the purposes specified in the Credit Agreement.

B.

The Loan is evidenced by each of the Notes (as defined in the Credit Agreement) (collectively, the “Note”) and is further evidenced by certain other documents described in the Credit Agreement as Loan Documents.

C.

The Credit Agreement, the Note, and those other documents described in the Credit Agreement as Loan Documents, together with all modifications, extensions, renewals and amendments thereto, are collectively referred to hereinafter as the “Loan Documents”. This Guaranty is not one of the Loan Documents.

D.	Guarantor is the parent of Borrower and will benefit from the Loan made by Lenders to Borrower.

THEREFORE, to induce Administrative Agent and Lenders to enter into the Credit Agreement and to make the Loan, and in consideration thereof, Guarantor unconditionally, absolutely and irrevocably guarantees and agrees as follows:

1.

GUARANTY.  Guarantor, jointly and severally, hereby unconditionally, absolutely and irrevocably guarantees and promises to pay to Lenders or order, on demand, in lawful money of the United States of America, in immediately available funds, the aggregate principal amount of the Loan or so much thereof as may be due and owing under the Note or any of the other Loan Documents, together with interest and any other sums payable under the Note or any of the other Loan Documents (collectively, the “Guaranteed Obligations”).

2.

REMEDIES.  If Guarantor fails to promptly perform its obligations under this Guaranty, Administrative Agent may from time to time, and without first requiring performance by Borrower or any other guarantor, or without exhausting any or all security (if any) for the Loan, bring any action at law or in equity or both to compel Guarantor to perform its obligations hereunder, and to collect in any such action compensation for all loss, cost, damage, injury and expense sustained or incurred by Administrative Agent or any Lender as a direct or indirect consequence of the failure of Guarantor to perform its obligations hereunder, together with interest thereon at the rate of interest applicable to the principal balance of the Note.

3.

RIGHTS OF ADMINISTRATIVE AGENT AND LENDERS.  Guarantor authorizes Administrative Agent and Lenders, without giving notice to Guarantor or obtaining Guarantor’s consent and without affecting the liability of Guarantor, from time to time to:  (a) renew, modify or extend all or any portion of Borrower’s obligations under the Note or any of the other Loan Documents; (b) declare all sums owing to Lenders under the Note or any of the other Loan Documents, due and payable upon the occurrence and during the continuation of an Event of Default under the Loan Documents; (c) make non-material changes in the dates specified for payments of any sums payable in periodic installments under the Note or any of the other Loan Documents; (d) otherwise modify the terms of any of the Loan Documents, except for:  (i) increases in the principal amount of the Note (except as expressly contemplated by the terms of the Credit Agreement) or changes in the manner by which interest rates, fees or charges are calculated under the Note and the other Loan Documents (Guarantor acknowledges that if the Note or the other Loan Documents so provide, said interest rates, fees and charges may vary from time to time) or (ii) advancement of the Termination Date where no Event of Default has occurred under the Loan Documents; (e) take and hold security for the performance of Borrower’s obligations under Note or the other Loan Documents, and exchange, enforce, waive, subordinate and release any such security in whole or part; (f) apply such security and direct the order or manner of sale thereof as Administrative Agent in its discretion may determine; (g) release, substitute or add any one or more endorsers of the Note or guarantors of Borrower’s obligations under the Note or the other Loan Documents; (h) apply payments received by Administrative Agent from Borrower to any obligations of Borrower to Administrative Agent or any Lender, in such order as Administrative Agent shall determine in its sole discretion, whether or not any such obligations are covered by this Guaranty; (i) assign this Guaranty in whole or in part; and (j) assign, transfer or negotiate all or any part of the indebtedness guaranteed by this Guaranty.

4.

GUARANTOR’S WAIVERS.  Guarantor waives:  (a) any defense based upon any legal disability or other defense of Borrower, any other guarantor or other person, or by reason of the cessation or limitation of the liability of Borrower from any cause other than full payment of all sums payable under the Loan Documents for purposes other than the purposes represented by Borrower to Administrative Agent or intended or understood by Administrative Agent or Guarantor; (b) any defense based upon any lack of authority of the officers, directors, partners, managers, members or agents acting or purporting to act on behalf of Borrower, Guarantor or any principal of Borrower or Guarantor, any defect in the formation of Borrower, Guarantor or any principal of Borrower or Guarantor; (c) any defense based upon the application by Borrower of the proceeds of the Loan for purposes other than the purposes represented by Borrower to Administrative Agent or intended or understood by Administrative Agent or Guarantor; (d) any and all rights and defenses arising out of an election of remedies by Administrative Agent; (e) any defense based upon Administrative Agent’s or any Lender’s failure to disclose to Guarantor any information concerning Borrower’s financial condition or any other circumstances bearing on Borrower’s ability to pay and perform its obligations under the Note or any of the other Loan Documents, or upon the failure of any other principals of Borrower to guaranty the Loan; (f) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal; (g) any defense based upon Administrative Agent’s election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any successor statute; (h) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code; (i) any right of subrogation, any right to enforce any remedy which Administrative Agent or Lenders may have against Borrower and any right to participate in, or benefit from, any security for the Note or the other Loan Documents now or hereafter held by Administrative Agent until the Guaranteed Obligations have been paid in full; (j) presentment, demand, protest and notice of any kind; and (k) the benefit of any statute of limitations affecting the liability of Guarantor hereunder or the enforcement hereof.  Finally, Guarantor agrees that the payment or performance of any act which tolls any statute of limitations applicable to the Note or any of the other Loan Documents shall similarly operate to toll the statute of limitations applicable to Guarantor’s liability hereunder.

5.

GUARANTOR’S WARRANTIES.  Guarantor warrants, represents, covenants and acknowledges to Administrative Agent and Lenders that:  (a) Lenders would not make the Loan but for this Guaranty; (b) Guarantor has reviewed all of the terms and provisions of the Credit Agreement and the other Loan Documents; (c) there are no conditions precedent to the effectiveness of this Guaranty; (d) Guarantor has established adequate means of obtaining from sources other than Administrative Agent, on a continuing basis, financial and other information pertaining to Borrower’s financial condition, and the status of Borrower’s performance of obligations under the Loan Documents, and Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Guarantor’s risks hereunder, and neither Administrative Agent nor any Lender has made any representation to Guarantor as to any such matters; (e) the most recent financial statements of Guarantor heretofore or hereafter delivered to Administrative Agent are true and correct in all respects, have been prepared in accordance with generally accepted accounting principles consistently applied (or other principles acceptable to Administrative Agent) and fairly and accurately represent the financial condition of Guarantor as of the respective dates thereof, and no material adverse change has occurred in the financial condition of Guarantor since the respective dates thereof; (f) Guarantor has not and will not, without the prior written consent of Administrative Agent, sell, lease, assign, encumber, pledge, hypothecate, mortgage, transfer or otherwise dispose of all or substantially all of Guarantor’s assets, or any interest therein, other than in the ordinary course of Guarantor’s business; (g) Guarantor is not and will not be, as a consequence of the execution and delivery of this Guaranty, impaired or rendered “insolvent”, as that term is defined in Section 101 of the Federal Bankruptcy Code, or otherwise rendered unable to pay Guarantor’s debts as the same mature and will not have thereby undertaken liabilities in excess of the present fair value of Guarantor’s assets; and (h) the calculation of liabilities in any such financial statements do NOT include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities, and therefore, the amount of liabilities is the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount.  Guarantor acknowledges and agrees that Administrative Agent may request and obtain additional information from third parties regarding any of the above, including, without limitation, credit reports.

6.	FINANCIAL STATEMENTS. Guarantor shall deliver, or cause to be delivered, the financial information of Guarantor required to be delivered by the terms of Article IX of the Credit Agreement.

7.

SUBORDINATION.  Subject to the last sentence of this Section 7, upon the occurrence and during the continuation of an Event of Default, Guarantor subordinates all present and future indebtedness owing by Borrower or by any other guarantor under any guaranty or indemnity of the Loan, to Guarantor to the obligations at any time owing by Borrower to Administrative Agent and Lenders under the Note and the other Loan Documents.  Subject to the last sentence of this Section 7, upon the occurrence and during the continuation of an Event of Default, Guarantor agrees to make no claim for such indebtedness until all obligations of Borrower under the Note and the other Loan Documents have been fully discharged.  Subject to the last sentence of this Section 7, upon the occurrence and during the continuation of an Event of Default, Guarantor further agrees not to assign all or any part of such indebtedness unless Administrative Agent is given prior notice and such assignment is expressly made subject to the terms of this Guaranty.  Notwithstanding anything contained in this Guaranty to the contrary, the foregoing provisions of this Section 7 shall not be applicable to any indebtedness arising from the declaration, making, or incurrence of any liability to make any Restricted Payments not prohibited by Section 10.1(g) of the Credit Agreement, and, to the extent that any conflict exists between this Section 7 and Section 10.1(g) of the Credit Agreement, the provisions of Section 10.1(g) of the Credit Agreement (including any definitions incorporated therein) shall control.

8.

BANKRUPTCY OF BORROWER.  In any bankruptcy or other proceeding in which the filing of claims is required by law, Guarantor shall file all claims which Guarantor may have against Borrower relating to any indebtedness of Borrower to Guarantor and shall assign to Administrative Agent, for the benefit of Lenders all rights of Guarantor thereunder.  If Guarantor does not file any such claim, Administrative Agent, as attorney-in-fact for Guarantor, is hereby authorized to do so in the name of Guarantor or, in Administrative Agent’s discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of Administrative Agent’s nominee.  The foregoing power of attorney is coupled with an interest and cannot be revoked.  Administrative Agent or Administrative Agent’s nominee shall have the right, in its reasonable discretion, to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to do.  In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to Administrative Agent, for the benefit of Lenders, the amount payable on such claim and, to the full extent necessary for that purpose, Guarantor hereby assigns to Administrative Agent, for the benefit of Lenders all of Guarantor’s rights to any such payments or distributions; provided,  however, Guarantor’s obligations hereunder shall not be satisfied except to the extent that Administrative Agent receives cash by reason of any such payment or distribution.  If Administrative Agent receives anything hereunder other than cash, the same shall be held as collateral for amounts due under this Guaranty.  If all or any portion of the obligations guaranteed hereunder are paid or performed, the obligations of Guarantor hereunder shall continue and shall remain in full force and effect in the event that all or any part of such payment or performance is avoided or recovered directly or indirectly from Administrative Agent or any Lender as a preference, fraudulent transfer or otherwise under the Bankruptcy Code or other similar laws, irrespective of (a) any notice of revocation given by Guarantor prior to such avoidance or recovery, or (b) full payment and performance of all of the indebtedness and obligations evidenced by the Loan Documents.

9.

ADDITIONAL, INDEPENDENT AND UNSECURED OBLIGATIONS.  This Guaranty is a continuing guaranty of payment and not of collection and cannot be revoked by Guarantor and shall continue to be effective with respect to any indebtedness referenced in Section 1 hereof arising or created after any attempted revocation hereof.  The obligations of Guarantor hereunder shall be in addition to and shall not limit or in any way affect the obligations of Guarantor under any other existing or future guaranties unless said other guaranties are expressly modified or revoked in writing.  This Guaranty is independent of the obligations of Borrower under the Note and the other Loan Documents.  Administrative Agent and Lenders may bring a separate action to enforce the provisions hereof against Guarantor without taking action against Borrower or any other party or joining Borrower or any other party as a party to such action.  This Guaranty is not secured and shall not be deemed to be secured by any security instrument unless such security instrument expressly recites that it secures this Guaranty.

10.	CREDIT REPORTS. Guarantor hereby authorizes Administrative Agent to order and obtain, from a credit reporting agency of Administrative Agent’s choice, a third party credit report on Guarantor.

11.

ENFORCEABILITY.  Guarantor hereby acknowledges that:  (a) the obligations undertaken by Guarantor in this Guaranty are complex in nature, and (b) numerous possible defenses to the enforceability of these obligations may presently exist and/or may arise hereafter, and (c) as part of Administrative Agent’s and Lenders’ consideration for entering into this transaction, Administrative Agent and Lenders have specifically bargained for the waiver and relinquishment by Guarantor of all such defenses, and (d) Guarantor has had the opportunity to seek and receive legal advice from skilled legal counsel in the area of financial transactions of the type contemplated herein.  Given all of the above, Guarantor does hereby represent and confirm to Administrative Agent and Lenders that Guarantor is fully informed regarding, and that Guarantor does thoroughly understand:  (i) the nature of all such possible defenses, and (ii) the circumstances under which such defenses may arise, and (iii) the benefits which such defenses might confer upon Guarantor, and (iv) the legal consequences to Guarantor of waiving such defenses.  Guarantor acknowledges that Guarantor makes this Guaranty with the intent that this Guaranty and all of the informed waivers herein shall each and all be fully enforceable by Administrative Agent and Lenders, and that Administrative Agent and Lenders are induced to enter into this transaction in material reliance upon the presumed full enforceability thereof.

12.	MISCELLANEOUS.

12.1

Notices.  All notices, demands, or other communications under this Guaranty and the other Loan Documents shall be in writing and shall be delivered to the appropriate party at the address set forth below (subject to change from time to time by written notice to all other parties to this Guaranty).  All notices, demands or other communications shall be considered as properly given if delivered personally or sent by first class United States Postal Service mail, postage prepaid, or by Overnight Express Mail or by overnight commercial courier service, charges prepaid, except that notice of Default may be sent by certified mail, return receipt requested, charges prepaid.  Notices so sent shall be effective three (3) days after mailing, if mailed by first class mail, and otherwise upon delivery or refusal; provided,  however, that non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.  For purposes of notice, the address of the parties shall be:

Guarantor:	PS Business Parks, Inc. 701 Western Avenue Glendale, California 91201 Attention: Chief Financial Officer

Administrative Agent:	Wells Fargo Bank, National Association Commercial Real Estate (AU # 210228.) 401 B. Street, Suite 1100 San Diego, CA 92101 Attention: Dale Northup Loan #: 3514ZF
With a copy to:

Wells Fargo Bank, National Association

Minneapolis Loan Center

MAC N9300-091

600 South 4th Street, 9th Floor

Minneapolis, Minnesota 55415

Attn:  Breanna Schmid

Fax: (866) 968-5584

Telephone: (612) 667-4485

Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by the giving of thirty (30) days notice to the other party in the manner set forth hereinabove.

12.2

Attorneys’ Fees and Expenses; Enforcement.  If any attorney is engaged by Administrative Agent and/or any Lender to enforce or defend any provision of this Guaranty, or as a consequence of any Event of Default under the Loan Documents, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding or in connection with any appeal of a lower court decision, then Guarantor shall immediately pay to Administrative Agent, upon demand, the amount of all reasonable attorneys’ fees and expenses and all reasonable costs incurred in connection therewith, including all trial and appellate proceedings in any legal action, suit, bankruptcy or other proceeding, together with interest thereon from the date of such demand until paid at the rate of interest applicable to the principal balance of the Note as specified therein.

12.3

No Waiver.  No previous waiver and no failure or delay by Administrative Agent and/or Lenders in acting with respect to the terms of the Note or this Guaranty shall constitute a waiver of any breach, default, or failure of condition under the Note or this Guaranty or the obligations secured thereby.  A waiver of any term of the Note or this Guaranty or of any of the obligations secured thereby must be made in writing and shall be limited to the express written terms of such waiver.

12.4

Loan Sales and Participation; Disclosure of Information.  Guarantor agrees that Lenders may elect, at any time, to sell, assign or grant participation in all or any portion of Lenders’ rights and obligations under the Loan Documents and this Guaranty, subject to and in accordance with the terms of Section 13.5 of the Credit Agreement.  Guarantor further agrees that Lenders may, subject to and in accordance with the terms of Section 13.8 of the Credit Agreement, disseminate to any such actual or potential purchaser(s), assignee(s) or participant(s) all documents and information (including, without limitation, all financial information) which has been or is hereafter provided to or known to Lenders with respect to:  (a) any party connected with the Loan (including, without limitation, Borrower, any partner, shareholder, joint venturer, manager or member of Borrower, any constituent partner, shareholder, joint venturer, manager or member of Borrower, Guarantor, and any other guarantor); and/or (b) any lending relationship other than the

Loan which any Lender may have with any party connected with the Loan.  In the event of any such sale, assignment or participation, Lenders and the parties to such transaction shall share in the rights and obligations of Lenders as set forth in the Loan Documents only as and to the extent they agree among themselves.  In connection with any such sale, assignment or participation, Guarantor further agrees that this Guaranty shall be sufficient evidence of the obligations of Guarantor to each purchaser, assignee, or participant, and upon written request by Administrative Agent, Guarantor shall consent to such amendments or modifications to the Loan Documents as may be reasonably required in order to evidence any such sale, assignment or participation.

Anything in this Guaranty to the contrary notwithstanding, and without the need to comply with any of the formal or procedural requirements of this Guaranty, including this Section, any Lender may at any time and from time to time pledge and assign all or any portion of its rights under all or any of the Loan Documents to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from its obligations thereunder.

12.5

Waiver of Right to Trial by Jury.  TO THE EXTENT PERMITTED BY APPLICABLE STATE LAW, EACH PARTY TO THIS GUARANTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG BORROWER, ADMINISTRATIVE AGENT, OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO THIS GUARANTY OR ANY OF THE LOAN DOCUMENTS. THIS PROVISION HAS BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE TERMINATION OF THIS GUARANTY.

12.6

Severability.  If any provision or obligation under this Guaranty shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from this Guaranty and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of this Guaranty.

12.7

Heirs, Successors and Assigns.  Except as otherwise expressly provided under the terms and conditions herein, the terms of this Guaranty shall bind and inure to the benefit of the heirs, executors, administrators, nominees, successors and assigns of the parties hereto.

12.8	Time. Time is of the essence of each and every term herein.

12.9

Governing Law And Consent To Jurisdiction.  This Guaranty shall be governed by, and construed in accordance with, the laws of the state of California applicable to contracts executed, and to be fully performed, in such state.  Borrower, Administrative Agent, and each Lender hereby agree that the courts of the state of California sitting in San Francisco County, and of the United States District Court of the Northern District of California, shall have jurisdiction to hear and determine any claims or disputes between or among Borrower, Administrative Agent or any of the Lenders arising out of this

Guaranty or any other Loan Document by reason of any suit, cause of action or dispute whatsoever between or among Borrower, Administrative Agent or any of the Lenders of any kind or nature relating to this Guaranty or any of the Loan Documents. Each of the parties hereto irrevocably and unconditionally submits in advance to such jurisdiction in any action or proceeding commenced in such courts. Each party further waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient forum and each agrees not to plead or claim the same.  The choice of forum set forth in this Section shall not be deemed to preclude the bringing of any action by Administrative Agent or any Lender or the enforcement by Administrative Agent or any Lender of any judgment obtained in such forum in any other appropriate jurisdiction.

12.10

Survival.  This Guaranty shall be deemed to be continuing in nature and shall remain in full force and effect and shall survive the exercise of any remedy by Administrative Agent and Lenders under the Loan Documents.

12.11	Joint and Several Liability. The liability of the Guarantor hereunder shall be joint and several with the Borrower and all other guarantors of Borrower’S obligations under the Note and Loan Documents.

12.12	Headings. All article, section or other headings appearing in this Guaranty are for convenience of reference only and shall be disregarded in construing this Guaranty.

12.13

Powers Of Attorney.  The powers of attorney granted by Guarantor to Administrative Agent in this Guaranty shall be unaffected by the disability of the principal so long as any portion of the Loan remains unpaid or unperformed.  Neither Administrative Agent nor Lenders shall have any obligation to exercise any of the foregoing rights and powers in any event.

12.14	Defined Terms. Unless otherwise defined herein, capitalized terms used in this Guaranty shall have the meanings attributed to such terms in the Credit Agreement.

12.15

Rules Of Construction.  The word “Borrower” as used herein shall include both the named Borrower and any other person at any time assuming or otherwise becoming primarily liable for all or any part of the obligations of the named Borrower under the Note and the other Loan Documents.  The term “person” as used herein shall include any individual, company, trust or other legal entity of any kind whatsoever.  If this Guaranty is executed by more than one person, the term “Guarantor” shall include all such persons.  The words “Administrative Agent” and “Lenders” as used herein shall include Administrative Agent, Lenders,  and their successors, assigns and affiliates.

12.16

Use Of Singular And Plural; Gender.  When the identity of the parties or other circumstances make it appropriate, the singular number includes the plural, and the masculine gender includes the feminine and/or neuter.

12.17	Exhibits, Schedules And Riders. All exhibits, schedules, riders and other items attached hereto are incorporated into this Guaranty by such attachment for all purposes.

12.18	Integration; Interpretation. This Guaranty contains the entire agreement of the parties with respect to the matters contemplated hereby and supersedes all prior negotiations or 8 agreements, written or oral. This Guaranty shall not be modified except by written instrument executed by all parties.

12.19	Electronic Delivery of Certain Information. Guarantor acknowledges and agrees that information regarding the Guarantor may be delivered electronically pursuant to Section 9.5 of the Credit Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date appearing on the first page of this Guaranty.

”GUARANTOR”

PS BUSINESS PARKS, INC.,

a California corporation

By:/s/ Edward A. Stokx

Name: Edward A. Stokx

Title:  Executive Vice President and Chief Financial Officer

Signature Page to Third Amended and Restated Repayment Guaranty